EXHIBIT 99.1


                             GRANT PARK FUTURES FUND


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               GRANT PARK WEEKLY PERFORMANCE STATISTICS 12/03/04

                                Weekly ROR        MTD ROR        YTD ROR
Class A Units                     1.37%            2.36%          -4.60%
Class B Units                     1.35%            2.36%          -5.38%


             WEEKLY COMMENTARY FOR THE WEEK ENDED DECEMBER 3, 2004

Good performances from the currencies, stock indices and metals helped the Portfolio to finish the week in the plus column. Losses came from positions in the financial sector.

Long positions in foreign currencies gained ground as the U.S. dollar continued to slide against most of its major trading partners. The bearish news came mainly from Friday's tepid U.S. employment report. The Department of Labor announced that non-farm payrolls rose by 112,000 for the month of November, the smallest monthly gain since July of this year and a little more than half of what economists were expecting. The dollar reached new lows against the euro as the common currency traded to a high of $1.3460 and recorded its eighth consecutive weekly gain against the greenback. The Swiss franc reached a nine-year high against the dollar while the Japanese yen rallied to levels not seen in nearly five years. The British pound, South African rand and Mexican peso also traded higher against the dollar. Short positions in the U. S. dollar index also gained as the contract fell 0.83 points during the week. Other dollar-bearish news included a report in the German newspaper Boersen-Zeitung that quoted a "high ranking" U.S. Treasury official as saying that the U.S. would not intervene to support the dollar until the euro reached $1.45.

A drop in energy prices combined with a rally in the tech sector to lead the NASDAQ-100 Index to a 34 point gain for the week. Analysts cited strength in chip, internet and computer stocks and said that a further drop in the price of crude oil helped to push transportation stocks higher. The S&P Composite Index finished 8.40 points higher on the week, as share prices managed higher levels despite the weaker-than-expected employment report. Long overseas positions also made gains as the Australian Share Price Index, the German DAX and Hang Seng in Hong Kong were all stronger by the end of the week. The IBEX in Madrid also rallied.

The weakness in the U.S. dollar benefited long positions in the gold market as analysts said that investors were buying the precious metal as an alternative to the shaky greenback. February gold rallied $6.30 to settle at $457.80 per ounce after reaching a sixteen-year high of $458.70 on Thursday. Longs in the silver were rewarded with a 37.6 cent rally that settled the March contract at $8.043 per ounce.



              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                        IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY



                                                  (312) 756-4450 o(800)217-7955
                                                           o FAX (312) 756-4452
Dearborn Capital Management, LLC            Performance Hotline: (866) 516-1574
550 West Jackson Blvd, Suite 1300,             website: www.dearborncapital.com
Chicago, IL 60661                             e-mail: funds@dearborncapital.com

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Positions in the financial sector sustained net losses for the week. Short positions in the Five-year Treasury note on the Chicago Board of Trade lost ground as the market rallied off its weekly lows in response to the U.S. employment report. Prices for Treasurys were lower earlier in the week on speculation that both the U.S. trade and budget deficits might cause overseas investors to sell U.S. assets. Long positions overseas sustained setbacks as well. The British long gilt and short sterling contacts settled lower on news that the UK Debt Management Office would increase the amount of debt to be auctioned off in the coming year. Longs in the Australian Ten-year bond also recorded losses.

Lastly, long positions in coffee helped to record gains for the agricultural/softs sector as the March contract added 6 cents to settle at 97.95 cents per pound. Short positions in natural gas also posted profits as the January contract fell $1.84 by the end of the week. Forecasts of warm weather coupled with reports of higher inventories combined to send fuel prices lower.




























              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                        IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                           OFFERING BY PROSPECTUS ONLY



                                                  (312) 756-4450 o(800)217-7955
                                                           o FAX (312) 756-4452
Dearborn Capital Management, LLC            Performance Hotline: (866) 516-1574
550 West Jackson Blvd, Suite 1300,             website: www.dearborncapital.com
Chicago, IL 60661                             e-mail: funds@dearborncapital.com